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[LETTERHEAD]

December 19, 1996

Dr. Herbert Gut
Ciba-Geigy Limited
Rechtsabteilung
CH-4002 Basel, Switzerland

Dear Herbert:

The purpose of this letter is to set forth our understanding of our agreement regarding compensation paid by Chiron for director services performed by employees of Ciba-Geigy Limited.

1. Dr. Alex Krauer, Dr. Francois L'Eplattenier, and Pierre Doauze, the "Ciba directors", are employees of Ciba Geigy Limited, and have performed services as directors of Chiron Corporation beginning on January 4, 1995. Chiron Corporation has made cash payments to the Ciba directors in return for such services. These individuals are required to pay over to Ciba-Geigy Limited such amounts received for director services in accordance with the terms of their employment with Ciba-Geigy Limited. All amounts paid since January 4, 1995 for board meetings and retainer fees were paid by the Ciba directors to Ciba-Geigy Limited.

2. Ciba-Geigy Limited desires to have payment made directly to Ciba-Geigy Limited for fees paid by Chiron for director services performed by employees of Ciba-Geigy Limited.

3. Based on the above, all future cash payments made by Chiron in return for directors services performed by employees of Ciba-Geigy Limited will be remitted directly to Ciba-Geigy Limited. Payments will be made in U.S. dollars, drawn on a U.S. bank, and forwarded directly to you or such other party you may designate.

Please sign where indicated below to confirm your agreement with the above arrangement.

Very truly yours,

/s/ William G. Green
William G. Green, Esq.
Senior Vice President & General Counsel

I agree with the above arrangement.


/s/Dr. Herbert Gut                        Dec. 20, 1996
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Dr. Herbert Gut, Senior Legal Counsel     Date
Ciba Geigy Limited


/s/Dr. Peter Sidler                       Dec. 20, 1996
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Dr. Peter Sidler, Head of                 Date
Corporate Legal & Tax Matters